EXHIBIT 10.1

THIRD AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

This Third Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of November 19, 2012, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), Bank of America, N.A. together with the other financial institutions a party hereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the “Administrative Agent”).

Preliminary Statements

A.           The Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of September 17, 2010, as amended (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.            The Borrower has requested that the Lenders agree to extend the Termination Date, increase the Revolving Credit Commitments, and make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.             Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.          Section 3.1 of the Credit Agreement (Commitment Fee) shall be amended and restated in its entirety to read as follows:

Section 3.1. Commitment Fee.  The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders a commitment fee (a) for each calendar month for which the average daily used portion of the maximum amount of the Commitments is less than 55% of the aggregate amount of Commitments hereunder, at the rate of 0.50% per annum and (b) for each calendar month for which the average daily used portion of the maximum amount of the Commitments is equal to or greater than 55% of the aggregate amount of the Commitments hereunder, at a rate of 0.40% per annum, in each case computed on the basis of a year of 360 days and the actual number of days elapsed on the average daily unused portion of the maximum amount of the Commitments hereunder.  Such commitment fee is payable in arrears on the first (1st) day of each calendar month and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fees for the period to the date of such termination in whole shall be paid on the date of such termination.

1.2.          The following definitions in Section 5.1 of the Credit Agreement (Definitions) shall be amended and restated as follows:

“Commitment" means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as such Commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.9 hereof).  The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $680,000,000 as of November 19, 2012.

“LIBOR Rate” means the greater of (a) 1.0% per annum or (b) one (1) month London Interbank Offered Rate (or, if no such rate is published for any reason, then at a comparable index rate selected by the Administrative Agent in its commercially reasonable discretion) for any day as found in the Wall Street Journal, Interactive Edition, or any successor edition or publication; provided any change in the LIBOR Rate during a calendar month that exists as of the last Business Day of a calendar month shall take effect for purposes of Section 2.1 of this Agreement on the first (1st) day of the immediately following month.

“Termination Date” means November 19, 2014, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.

1.3.          The following definitions are added to Section 5.1 of the Credit Agreement (Definitions):

“Excess Availability Percentage” means (a) 20% for each calendar month end other than December 31 and (b) 15% for the calendar month ending December 31.

“Excess Availability” means the ratio of Total Excess Availability to Total Availability.

“Total Availability” means an amount equal to the Available Borrowing Base as then determined and computed.

“Total Excess Availability” means an amount equal to (a) the lesser of (i) the Commitments and (ii) the Available Borrowing Base as then determined and computed, minus (b) the then outstanding principal amount of the Loans.

1.4.          Section 8.7 of the Credit Agreement (Covenants) shall be amended and restated in its entirety to read as follows:

Section 8.7.  Consolidated Net Worth.  The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than the Minimum Net Worth.  For purposes of this Section, “Minimum Net Worth” (a) for the fiscal quarter of the Borrower ending December 31, 2012, shall be $297,758,000 plus 25% of Consolidated Net Income for such fiscal quarter (but without deduction in the case of any deficit in Consolidated Net Income for such fiscal quarter)and (b) for each fiscal quarter thereafter shall be the sum of the Minimum Net Worth for the immediately preceding fiscal quarter plus 25% of Consolidated Net Income for such fiscal quarter (but without deduction in the case of any deficit in Consolidated Net Income for such fiscal quarter).

1.5.          Section 8.21 of the Credit Agreement Restricted (Dividend) Payments shall be amended and restated in its entirety to read as follows:

Section 8.21.  Restricted (Dividend) Payments. The Borrower shall not, nor shall it permit any Subsidiary to, declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends payable solely in additional capital stock issued by the Borrower); provided, however, that the foregoing shall not operate to prevent (a) the making of dividends or distributions by any Subsidiary to the Borrower or to any other Subsidiary, (b) other dividends and distributions made with the prior written consent of the Required Lenders and (c) the Borrower making purchases of any class or series of its capital stock or other equity interests so long as (i) no Default or Event of Default exists immediately prior to or immediately following such purchase and (ii) the Borrower maintained average Excess Availability of at least the Excess Availability Percentage for the calendar month immediately prior to such purchase and Excess Availability of at least the Excess Availability Percentage on the date of such purchase immediately after giving effect to such purchase.

1.6.          Upon the effectiveness of this Amendment, Administrative Agent hereby appoints Bank of America, N.A. as “Syndication Agent” for purposes of the Credit Agreement and the other Loan Documents.  The Syndication Agent shall have no rights, duties, responsibilities, obligations, liabilities, responsibilities or duties, except for those received, undertaken or incurred by the Syndication Agent in its capacity as a Lender.  No duty, responsibility, right or option granted to the Administrative Agent or the Collateral Agent is delegated or transferred, in whole or in part, to the Syndication Agent and no compensation payable to the Administrative Agent or the Collateral Agent shall be shared with, or paid to, the Syndication Agent.

1.7.          Exhibit E (Borrowing Base Certificate) to the Credit Agreement shall each be amended and restated in its entirety to read as set forth on Exhibit E attached hereto and made a part hereof.

1.8.          Schedule 1.1 of the Credit Agreement (Commitments) shall be amended and restated in its entirety to read as set forth on Schedule 1.1 attached hereto and made a part hereof.

Section 2.             Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which the following conditions precedent have been satisfied being referred to herein as the “Effective Date”):

2.1.          The Borrower, the Lenders, shall have executed and delivered this Amendment to the Administrative Agent; and the Borrower shall have executed and delivered to the Administrative Agent (for delivery to the relevant Lenders) replacement Notes in the amount of the respective Commitments of the Lenders after giving effect to this Amendment.

2.2.          The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.

2.3.          The Borrower shall have paid to Administrative Agent non-refundable amendment fees for the benefit of each Lender in the amount set forth on Schedule 2 attached hereto, which amendment fees shall be fully earned by Lenders upon the effectiveness of this Amendment.

2.4.          World Finance Company of Indiana, LLC (“Joining Subsidiary”), an Indiana limited liability company, shall have executed and delivered to the Administrative Agent a joinder to the Subsidiary Guaranty and a joinder to the Subsidiary Security Agreement.

2.5.          The Administrative Agent shall have received (i) copies of the Joining Subsidiary’s articles of organization and operating agreement and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary, (ii) certified copies of resolutions of the Board of Directors of Joining Subsidiary authorizing the execution and delivery of this the documents listed in Section 2.4 above, indicating the authorized signers of such documents and all other documents relating thereto, (iii) a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of Joining Subsidiary’s organization and each state in which it is authorized to do business as a foreign corporation and (iv) UCC, judgment and tax lien searches against Joining Subsidiary in the jurisdiction of Joining Subsidiary’s organization and each state in which it is authorized to do business as a foreign corporation.

2.6.          Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Upon the satisfaction of the conditions precedent set forth above on the Effective Date, all loans outstanding under the Credit Agreement shall remain outstanding as the initial Borrowing of Loans under this Agreement and the Lenders each agree to make such purchases and sales of interests in the outstanding Loans between themselves so that each Lender is then holding its relevant pro rata share of outstanding Loans based on their Commitments as in effect after giving effect hereto.  Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

Section 3.             Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, after giving effect to the amendments set forth in Section 1 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 4.             Miscellaneous.

4.1.          Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2.          The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein.  Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Company Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended hereby.

4.3.          The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent.

4.4.          This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[Signature Page to Follow]

This Amendment is entered into as of the date and year first above written.

WORLD ACCEPTANCE CORPORATION

By
A. Alexander McLean III, Chief Executive Officer

Accepted and agreed to.

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent and Collateral Agent

By
William M. Laird, Senior Vice President

[Signature Page to Third Amendment to Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A.

By
Name
Title

BANK OF MONTREAL

By
Name
Title

CAPITAL ONE, NATIONAL ASSOCIATION

By
Name
Title

TD BANK, NA

By
Name
Title

BRANCH BANKING AND TRUST COMPANY

By
Name
Title

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By
Name
Title

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By
Name
Title

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement.  Each of the undersigned hereby acknowledges and consents to the Third Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment.  Without limiting the foregoing, each of the undersigned acknowledges that (a) the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Subsidiary Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended by the Third Amendment to Amended and Restated Revolving Credit Agreement set forth above and (b) the “Guaranteed Indebtedness” as defined in the Subsidiary Guaranty Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended by the Third Amendment to Amended and Restated Revolving Credit Agreement set forth above.

[Signature Page to Acknowledgement and Consent to Follow]

Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Third Amendment to Amended and Restated Revolving Credit Agreement set forth above.

Dated as of November 19, 2012.

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Corporation of Kentucky
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
WFC Services, Inc.
World Finance Corporation of Texas
World Finance Company of Indiana, LLC

By
A. Alexander McLean III, its Chief Executive Officer

WFC Limited Partnership

By WFC of South Carolina, Inc., as sole general partner

By
A. Alexander McLean III, its Chief Executive Officer

[Signature Page to Third Amendment to Amended and Restated Revolving Credit Agreement]

Exhibit E

World Acceptance Corporation

Borrowing Base Certificate

To:	Wells Fargo Bank, National Association, as Administrative Agent under, and the Lenders parties to, the Credit Agreement described below

Pursuant to the terms of the Amended and Restated Credit Agreement dated as of September 17, 2010, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.

Total Company
1)	Gross Finance Receivable (U.S. Only)	$
2)	Ineligibles:
	Affiliate Receivables	$
	Shareholder/Employee Receivables	$
	Government Receivables	$
Bankruptcy, insolvency, assignment for benefit of creditors
	Subject to claims offsets, or defenses	$
	60 days or more contractually past due	$
	Otherwise ineligible	$
3)	Total ineligibles:	$
4)	Eligible Finance Receivables (Line 1 minus Line 3)	$
5)	Less:
	Unearned finance charges	$
	Unearned insurance Premiums and insurance commissions	$
6)	Net Eligible Finance Receivables
	(Line 4 minus Line 5)	$
7)	Borrowing Base (85% of Line 6)	$
8)	Less: Outstanding Loans	$
9)	Less: Hedging Liability (Lenders and their Affiliates)	$
10)	Excess Availability
	Line 7 minus Lines 8 and 9)	$

Dated as of this ___ day of _____________________.

World Acceptance Corporation

By
Name
Title

Schedule 1.1

Commitments

Name of Lender	Commitments
Wells Fargo Bank, National Association	$200,000,000
Bank of Montreal	$125,000,000
Bank of America, N.A.	$150,000,000
Capital One, National Association	$75,000,000
TD Bank, NA	$50,000,000
Branch Banking and Trust Company	$15,000,000
Texas Capital Bank, National Association	$30,000,000
First Tennessee Bank National Association	$35,000,000
Total	$680,000,000

Schedule 2

Amendment Fee

Name of Lender	Amendment Fee
Wells Fargo Bank, National Association	$250,000
Bank of Montreal	$175,000
Bank of America, N.A.	$375,000
Capital One, National Association	$75,000
TD Bank, NA	$35,000
Branch Banking and Trust Company	$0
Texas Capital Bank, National Association	$25,000
First Tennessee Bank National Association	$50,000